                                                                     EXHIBIT 2.3

                           STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (this "Agreement") dated as of September 10, 1998, is by and among IMPAC Group, Inc., a Delaware corporation (the "Company"); and each of the Investors listed in column 1 of Schedule 1 hereto (the "Investors", and each individually, an "Investor").

     Concurrently with the execution and delivery of this Agreement, the Company's subsidiary, IMPAC Europe PLC, an English public limited company ("IMPAC Europe") will complete the purchase (the "Acquisition") of a majority of the outstanding share capital of Tinsley Robor plc, an English public limited company ("Tinsley Robor"), pursuant to and in accordance with the Recommended Cash Offer, dated July 22, 1997, made by BT Wolfensohn on behalf of IMPAC Europe for the whole of the issued share capital of Tinsley Robor (the "Offer Announcement").

     The parties desire that the Investors, in exchange for the investments described herein which are to be used to partially finance completion of the Acquisition, receive certain shares of the Company's Series A Common Stock (as defined herein).

     Accordingly, subject to the terms and conditions herein and based upon the respective representations and warranties set forth below, the parties hereto hereby agree as follows:

     1.   Definitions.

     1.1. Certain Defined Terms. As used in this Agreement, the following terms have the following respective meanings:

     "Affiliate" means, with respect to a specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person and (ii) any Person that is an officer, director, trustee, member or general partner of, or serves in a similar capacity with respect to, the specified Person, or of which the specified Person is an officer, director, trustee, member or general partner, or with respect to which the specified Person serves in a similar capacity or (iii) any Person who is a spouse, parent, sibling or lineal descendant of such Person or any Person described in clauses (i) or (ii). For purposes of this definition the term "control" when used with respect to a Person means (a) the beneficial ownership (as defined in Rule 13d-d promulgated under the Securities Exchange Act of 1934, as amended) of 50 percent or more of the voting interests in such Person, or (b) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Amended and Restated Stockholder Agreement" means that certain First Amended and Restated Stockholder Agreement of the Company in the form attached hereto as Exhibit A, among the Company and each of its stockholders (after giving effect to the purchase of shares described herein), dated as of March 12, 1998, and amended and restated as of the Closing Date, as amended and in effect from time to time.

     "BofA Credit Agreement" means the Amended and Restated Multicurrency Credit Agreement, dated as of March 12, 1998, and as amended and restated as of July 7, 1998, by and among the Company, certain of its Subsidiaries, the Lenders referred to therein, and Bank of America National Trust and Savings Association, as Agent, Letter of Credit Issuing Bank and Swing Line Lender, as amended and in effect from time to time.

     "Equity Recapitalization Agreement" means the letter agreement in the form attached hereto as Exhibit B, dated as of the Closing Date, among the Company and each of its stockholders (after giving effect to the purchase of shares described herein), with respect to a proposed equity recapitalization of the Company.

     "Existing Stockholder Agreement" means the Stockholder Agreement of the Company, among the Company and each of its stockholders, dated as of March 12, 1998.

     "Heritage Funds" means Heritage Fund I, L.P., and Heritage Fund II, L.P., together, each a Delaware limited partnership, and individually a "Heritage Fund".

     "Indebtedness", as applied to any Person, means (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of specific property), (d) all indebtedness of such Person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or other Lien, (e) all obligations of such Person under leases that have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (f) any liability of such Person in respect of banker's acceptances or letters of credit, and (g) all indebtedness referred to in clauses (a), (b), (c), (d), (e), or (f) above that is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which such Person has otherwise assured a creditor against loss.

     "Lien" means any lien, claim, mortgage, security interest, charge, encumbrance, or restriction on transfer of any kind.

     "Other Agreement(s)" means the Amended and Restated Stockholder Agreement, the Equity Recapitalization Agreement, and all of the other agreements, instruments, certificates, and documents executed and delivered at the Closing or otherwise in connection with this Agreement and/or in connection with the transactions contemplated hereby, and when used with reference to any particular Person, means all such agreements, instruments, certificates and other documents executed and delivered by such Person.

     "Person" means any natural person, entity, or association, including without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture or sole or joint proprietorship.

     "Repurchase Agreement" means any Employment, Non-Competition and Stock Repurchase Agreement, Agreement relating to Employment and Stock Ownership, Stock Purchase Agreement or Stock Repurchase Agreement to which any stockholder of the Company may from time to time be party, pursuant to which the Company shall have any right or obligation to repurchase shares of the Company's capital stock beneficially owned by such stockholder.

     "Series A Common Stock" means the Company's Series A Common Stock, $0.001 par value per share.

     "Subsidiary" or "Subsidiaries" means, with respect to any Person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of the capital stock of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes of capital stock (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of at least a majority of the directors (or persons performing similar functions) of the issuer thereof, regardless of whether the right so to vote has been suspended by the happening of such a contingency, or (b) are at the relevant time of reference entitled, as such holders, to vote for the election of at least a majority of the directors (or persons performing similar functions) of the issuer thereof, regardless of whether the right so to vote exists by reason of the happening of a contingency.

     1.2. Terms Defined Elsewhere. The following terms are defined herein in the sections identified below:

Term                 Section                 Term                         Section
----                 -------                 ----                         -------
Acquisition          Preamble                Holding                      Preamble
Act                  4.2(a)                  IMPAC Europe                 Preamble
Agreement            Preamble                Investor                     Preamble
By-Laws              2.5(a)(ii)(3)(B)        Offer Announcement           Preamble
Closing              2.3                     Purchased Securities         2.1
Closing Date         2.3                     Tinsley Robor                Preamble

2.   Sale And Purchase of Purchased Securities.

     2.1. Agreement to Sell and Purchase Purchased Securities. The Company hereby agrees to issue and sell to each Investor, and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, each Investor severally agrees to purchase, the number of shares of Series A Common Stock indicated opposite the name of such Investor on Schedule 1 hereto (the "Purchased Securities").

     2.2. Purchase Price. The purchase price for the Purchased Securities will be $608.60 per share.

     2.3. Closing. The closing of the purchase and sale of the Purchased Securities (the "Closing") will take place at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, simultaneously with the execution and delivery of this Agreement, or at such other time, date, and place as the Company and the Investors may agree (the date on which the Closing actually occurs, the "Closing Date").

     2.4. Use of Proceeds. The Company agrees that the net proceeds from the sale of the Purchased Securities hereunder, after payment of all fees and expenses incurred by the Company in connection with the sale of the Purchased Securities and the other transactions contemplated hereby, will be contributed and/or loaned by the Company to IMPAC Europe for use by it to finance the Acquisition of shares of the capital stock of Tinsley Robor pursuant to and in accordance with the Offer Announcement.

     2.5.  Conditions Precedent.

     (a) The obligation of the Investors to purchase the Purchased Securities at the Closing is subject to the fulfillment, or the waiver by each Investor, of each of the following conditions on or before the Closing:

     (i) The Company will deliver to each Investor one or more stock certificates representing the Purchased Securities to be sold to and purchased by such Investor pursuant to this Agreement, free and clear of all Liens, and registered in such Investor's name (or if requested by such Investor, his, her or its nominee) in the Company's records.

     (ii) The Company will deliver to each Investor each of the following documents:

          (1) the Amended and Restated Stockholder Agreement and the Equity Recapitalization Agreement, duly executed by the Company and each stockholder of the Company other than such Investor;

          (2) (A) a copy of its charter documents, certified as of a date not more than ten business days before the Closing Date, by the Secretary of State of the State of Delaware, (B) a certificate of the Secretary of State of the State of Delaware, dated as of a date not more than ten business days before the Closing Date, with respect to the legal existence, charter documents on file with such Secretary of State, and good standing of the Company in Delaware, and (C) a certificate of the Secretary of State or equivalent official of the States of Illinois and North Carolina and the Commonwealth of Pennsylvania, dated not more than ten business days before the Closing Date, with respect to the qualification and good standing of the Company in such jurisdiction; and

          (3) a certificate of its Secretary, dated the Closing Date, certifying (A) the absence of any amendments to its charter documents (or proceedings therefor) since the date of the certificate referred to in
     Section 2.5(a)(ii)(2)(B) above, (B) an attached copy of the Company's Amended and Restated By-Laws, (C) the resolutions of its board of directors with respect to the transactions hereby contemplated or otherwise to be effected at the Closing, and (D) the incumbency of its officers and directors.

     (iii)  The representations and warranties of the Company contained in
     Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     (iv) The conditions precedent set forth in Section 5.02 of the BofA Credit Agreement to the making of the initial "Credit Extensions" thereunder, other than the condition precedent set forth in Section 5.02(f) thereof requiring completion of the "Equity Investment" referred to therein, shall have been either fulfilled or waived in accordance with the BofA Credit Agreement.

     (v) The Offer under and as defined in the Offer Announcement shall have become or been declared unconditional in all respects.

     (b) The obligation of the Company to sell the Purchased Securities at the Closing is subject to the fulfillment, or the waiver by the Company, of each of the following conditions on or before the Closing:

     (i) Each Investor will pay for the Purchased Securities set forth opposite such Purchaser's name in Schedule 1 hereto by payment to the Company or its nominee of the aggregate purchase price therefor by wire transfer of immediately available funds to an account designated in writing by the Company prior to the Closing Date.

     (ii) Each Investor will deliver to the Company the Amended and Restated Stockholder Agreement and the Equity Recapitalization Agreement duly executed by such Investor.

     (iii) The representations and warranties of each Investor contained in
     Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     (iv) The conditions precedent set forth in Section 5.02 of the BofA Credit Agreement to the making of the initial "Credit Extensions" thereunder, other than the condition precedent set forth in Section 5.02(f) thereof requiring completion of the "Equity Investment" referred to therein, shall have been either fulfilled or waived in accordance with the BofA Credit Agreement.

     (v) The Offer under and as defined in the Offer Announcement shall have become or been declared unconditional in all respects.

     3. Representations and Warranties of the Company.

     In order to induce the Investors to enter into this Agreement and to purchase the Purchased Securities, the Company hereby represents and warrants to each of the Investors, both as of the date hereof and as of the Closing Date (immediately prior to the Closing hereunder), as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement, or as are set forth in the Schedules hereto:

     3.1. Incorporation; Authority. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted.

     3.2. Authorization and Enforceability. The Company has all requisite power and full legal right and authority (including due approval of its Board of Directors) to enter into this Agreement, to perform all of its agreements and obligations under this Agreement in accordance with its terms, and to consummate the transactions contemplated hereby. This Agreement has been, or upon execution and delivery as contemplated hereby, will be, duly executed and delivered by the Company, and constitutes or will constitute its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or limiting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought.

     3.3. Capitalization.

     (a) Immediately after the Closing, after giving effect to the sale and purchase of the Purchased Securities provided for in this Agreement, the authorized and outstanding capital stock of the Company will be as set forth in
Schedule 2 hereto, and all such outstanding shares of capital stock will be owned (of record and beneficially) by the Persons and in the amounts there indicated. All such outstanding shares of capital stock will be duly authorized, validly issued, fully paid, and nonassessable.

     (b) Except as set forth in the Equity Recapitalization Agreement and in the Repurchase Agreements, the Company does not have, is not bound by, and has no obligation to grant or enter into, any (i) outstanding subscriptions, options, warrants, calls, commitments, or agreements of any character calling for it to issue, deliver, or sell, or cause to be issued, delivered, or sold, any shares of its capital stock or any other equity security, or any securities convertible into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise acquire any shares of its capital stock or any other equity security, and (ii) outstanding obligations, contractual or otherwise, to repurchase, redeem, or otherwise acquire any shares of capital stock or other equity securities of the Company.

     (c) Except for the Existing Stockholder Agreement, the Amended and Restated Stockholder Agreement and the Equity Recapitalization Agreement, the Company is not a party to or bound by, and has no knowledge of, any agreement or instrument relating to the voting of any of its securities, and is not a party to or bound by any agreement or instrument under which any Person has the right to require it to effect, or to include any securities held by such Person in, any registration under the Act.

     3.4. Lawful Issuance. The Purchased Securities have been offered and at the Closing will be issued and sold in compliance with all applicable provisions of the Securities Act and the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder.

     3.5. Governmental Consents. No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by the Company of this Agreement, or for the consummation by the Company of the transactions contemplated hereby.

     4. Representations and Warranties of the Investors.

     In order to induce the Company to enter into this Agreement and to issue and sell its securities as contemplated hereby, each of the Investors severally and not jointly represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

     4.1. Authorization and Enforceability. Such Investor, if a legal entity, has all requisite power and full legal right and authority and if a natural person, has the legal capacity, competence and power, to enter into this Agreement and each of the Other Agreements to which such Investor is a party, to perform all of his, her or its agreements and obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement and each of such Other Agreements has been duly executed and delivered by such Investor and constitutes his, her or its legal, valid, and binding obligation, enforceable against him, her or it, as the case may be, in accordance with its respective terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or limiting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought.

     4.2. Investment Representations.

     (a) Such Investor represents that the Purchased Securities to be acquired by him, her or it as contemplated hereby shall be acquired for his, her or its own account, for investment, and not with a view to the distribution thereof. Such Investor understands that the Purchased Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), on the ground that the offer and sale of the Purchased Securities to him, her or it are exempt from the registration requirements of the Act under Section 4(2) thereof as a transaction not involving any public offering of such securities. Such Investor understands that the Company's reliance on such exemption is predicated in part on the representations of such Investor contained herein.

     (b) Such Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Act and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the transactions contemplated under this Agreement. Such Investor's financial condition is such that he, she or it is able to bear all economic risks of investment in the Purchased Securities, including a complete loss of the investment therein. Such Investor acknowledges that the Company has provided such Investor with adequate access to financial and other information concerning the Company as requested, and such Investor has had the opportunity to ask questions of and receive answers from the Company concerning the transactions contemplated by this Agreement and to obtain therefrom any additional information necessary to make an informed decision regarding an investment in the Company. Such Investor believes that he, she or it has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the Purchased Securities. Such Investor is acquiring the Purchased Securities solely for investment purposes, with no present intention of distributing or (other than to the limited extent set forth in the Equity Recapitalization Agreement) reselling any of the Purchased Securities or any interest therein. Such Investor resides (in the case of an individual) or has its principal place of business (in the case of any other entity) in the jurisdiction set forth opposite such Investor's name on Schedule 1 hereto.

     (c) Such Investor understands that he, she or it must bear the economic risk of his, her or its investment in the Purchased Securities to be acquired by him, her or it hereunder for an indefinite period of time because such Purchased Securities have not been registered under the Act, and therefore cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available. Such Investor agrees that he, she or it shall not offer to sell or otherwise transfer any of the Purchased Securities, in addition to and without limiting any restrictions or requirements in the Amended and Restated Stockholder Agreement, except after the Company has received an opinion of counsel, reasonably acceptable to the Company in form and substance, that such offer, sale, and/or transfer is not in violation of the registration requirements of the Act or other applicable law.

     (d) Such Investor acknowledges and agrees that each certificate representing the Purchased Securities acquired by him, her or it hereunder shall bear a restrictive legend substantially in the following form:

     "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. No transfer, sale, or other disposition of these securities may be made unless a registration statement with respect to these shares has become effective under said act, or the issuer has been furnished with an opinion of counsel, satisfactory to the issuer in form and substance, that such registration is not required."

     (e) Such Investor acknowledges and agrees that the Company shall make a notation regarding the restrictions on transfer of the Purchased Securities acquired by such Investor hereunder in the stock books of the Company, and any purported transfer of such Purchased Securities shall be reflected in the stock books of the Company only if and when transferred in compliance with all of the terms and conditions of this Agreement.

     (f) Such Investor acknowledges and agrees that, before the issuance of any Purchased Securities to him, her or it pursuant to this Agreement, he, she or, as the case may be, it shall execute and deliver the Amended and Restated Stockholder Agreement, pursuant to which the Purchased Securities to be issued to such Investor pursuant to this Agreement shall be subject to the restrictions set forth therein, including without limitation certain restrictions on the voting and transfer of such securities.

     4.3. Governmental Consents. No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by such Investor of this Agreement and each of the Other Agreements to which such Investor is party, or for the consummation by such Investor of the transactions contemplated hereby and thereby.

     4.4. Repurchase Agreements. Each Investor who is, as of the date hereof, party to a Repurchase Agreement hereby confirms that the Purchased Securities acquired or to be acquired by such Investor pursuant to this Agreement constitute and shall constitute "Shares" under and as defined in such Repurchase Agreement for all purposes thereof.

     5. Register and Transfer of Shares.

     (a) Register of Shares. The Company shall keep at its principal office a register in which shall be recorded the names and addresses of the record holders of shares of Series A Common Stock, and all transfers of such shares. References to the "holder" or "holder of record" of any shares of Series A Common Stock shall mean the holder thereof unless the holder shall have presented stock certificates evidencing such shares of Series A Common Stock to the Company for transfer, and the transferee shall have been entered in said register as a subsequent holder, in which case such terms shall mean such subsequent holder. The ownership of any shares of the Series A Common Stock shall be proven by such register and the Company may conclusively rely upon such register.

     (b) Transfer of Shares. Upon surrender at such office of any certificate representing shares of Series A Common Stock for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or such holder's attorney duly authorized in writing, then subject to compliance with the applicable provisions of this Agreement, the Amended and Restated Stockholder Agreement, and applicable securities laws, the Company shall issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for the transferred shares of Series A Common Stock, and registered as the presenting holder may have requested. The Company shall pay shipping and insurance charges, from and to each holder's principal office, upon any transfer pursuant to this section.

     (c) Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any certificate representing any shares of Series A Common Stock, and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any such security held by Heritage or any other institutional holder, of an unsecured indemnity agreement from such holder reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such certificate to the Company at its principal office for cancellation, the Company, at its own expense, shall execute and deliver, in lieu thereof, a new certificate of like tenor. Any lost, stolen, destroyed, or mutilated certificate in lieu of which any such new certificate has been so executed and delivered by the Company shall not be deemed to be outstanding for any purpose.

     6. Confidential Information.

     Each of the Investors shall maintain the confidentiality of all confidential, sensitive, or proprietary information of the Company and/or any of its Subsidiaries and/or any of the other stockholders of the Company, including without limitation with respect to their respective businesses, finances, affairs and technology, which shall be and remain the exclusive property of the Company or such Subsidiary or such stockholder, as the case may be, and unless previously authorized in writing by the Company or such stockholder, and except with respect to information that has otherwise become public through no action or omission on the part of any such Investor, shall not disclose any such information to any third party or use it for any purpose, other than in the discharge of any such Investor's respective employment responsibilities (if any) in the ordinary course of the Company's or any of its Subsidiaries' business.

     Notwithstanding the foregoing, if any of the Investors is required by law or regulation to disclose any confidential, sensitive, or proprietary information of the Company and/or any of its Subsidiaries and/or any of the other stockholders of the Company, such Investor will provide the Company or such stockholder, as the case may be, with prompt notice of such disclosure obligation, so that the Company or such stockholder may seek a protective order or take other appropriate action and/or waive compliance with this Section 6 to the extent of such required disclosure. In the absence of such a waiver, if any Investor is, in the opinion of his or its counsel, compelled to disclose any such information upon pain of liability for contempt or other censure or penalty, such Investor may disclose such information to the relevant court or other tribunal or governmental authority without liability hereunder, but notwithstanding such disclosure, such information shall remain confidential under this Section 6 after such disclosure.

     7. General.

     7.1. Co-operation. Each of the parties hereto agrees to use his, her or its commercially reasonable efforts to fulfill the conditions precedent to the effectiveness of this Agreement. Each of the parties shall cooperate with the others and use commercially reasonable efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. Each party shall have the right to review and approve in advance all descriptions of or with respect to it that appear in any filing with any governmental body made in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, the parties shall act reasonably and as promptly as practicable.

     7.2. Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall be deemed material, and, notwithstanding any investigation by the Company or any of the Investors, as the case may be, shall be deemed to have been relied on by them, and shall survive the Closing and the consummation of the transactions contemplated hereby.

     7.3. Expenses. Except as expressly provided otherwise in this Agreement, each of the parties shall be responsible for and shall pay his, her or its own expenses in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

     7.4. Benefits of Agreement; No Assignments; No Third-Party Beneficiaries.

     (a) This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

     (b) No party shall assign any rights or delegate any obligations hereunder without the consent of the other parties, and any attempt to do so shall be void.

     (c) Nothing in this Agreement is intended to or shall confer any rights or remedies on any Person other than the parties hereto and their respective heirs, successors, and permitted assigns.

     7.5. Notices. All notices, requests, payments, instructions, or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have previously furnished to the sending party in accordance with this section):

     (a) If to the Company, to or in care of:

         IMPAC Group, Inc.
         1950 North Ruby Street
         Melrose Park, Illinois  60160-1178
         Attention:  Richard Block and David Underwood
         Telecopier No.  (708) 344-9113

         and in each case with copies to the other addresses specified in paragraphs (b) - (e) below.

     (b) If to either of the Heritage Funds, to or in care of:

          Heritage Partners Management Company, Inc.
          30 Rowes Wharf, Suite 300
          Boston, MA 02110
          Attention: Michael F. Gilligan, Managing Director
          Telecopier No. (617) 439-0689

          with a copy sent at the same time and by the same means to:

          David L. Engel, Esq.
          Bingham Dana LLP
          150 Federal Street
          Boston, Massachusetts 02110
          Telecopier No. (617) 951-8736

     (c) If to any Investor identified on the signature pages hereto as a Klearfold Investor, to or in care of:

          Klearfold, Inc.
          364 Valley Road
          Warrington, Pennsylvania  18976
          Attention: H. Scott Herrin
          Telecopier No. (215) 343-0491

          with a copy sent at the same time and by the same means to:

          Richard Braemer, Esq.
          Ballard Spahr Andrews & Ingersoll
          1735 Market Street, 51st Floor
          Philadelphia, PA 19103-7599
          Telecopier No.: (215) 864-8999

     (d) If to any Investor identified on the signature pages hereto as an AGI Investor, to such Investor in care of:

          AGI Incorporated
          1950 North Ruby Street
          Melrose Park, Illinois 60160-1178
          Attention:  Richard Block and David Underwood
          Telecopier No. (708) 344-9113
          with copies sent at the same time and by the same means to:

          Linda Chaplik Harris, Esq.
          Sonnenschein Nath & Rosenthal
          Suite 8000 Sears Tower
          233 South Wacker Drive
          Chicago, Illinois  60606
          Telecopier No. (312) 876-7934

     7.6. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     7.7. Captions. The captions of sections or subsections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement.

     7.8. Equitable Relief. Each of the parties hereby acknowledges that any breach by it of its obligations under this Agreement would cause substantial and irreparable damage to the other parties, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each of the other parties shall be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations (in addition to all other rights and remedies to which such party may be entitled in respect of any such breach).

     7.9. Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

     7.10. Waivers. No waiver of any breach or default hereunder shall be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder shall be or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     7.11. Further Assurances. From time to time on and after the Closing Date, each party hereto shall promptly execute and deliver all such further instruments and other documents, and shall promptly take all such further actions, as any other party hereto may reasonably request in order more effectively to effect or confirm the transactions hereby contemplated and to carry out the purposes of this Agreement.

     7.12. Entire Agreement. This Agreement, together with the exhibits and schedules hereto, the Other Agreements, and the other agreements, instruments, certificates and documents referred to herein and/or therein as having been or to be executed and delivered in connection with the transactions contemplated hereby and thereby, contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof.

     7.13. Governing Law. This Agreement shall to the maximum lawful extent be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware, as applied to contracts under seal made, and entirely to be performed, within Delaware, and without reference to principles of conflicts or choice of law.

               Signature page 1 of 2 for Stock Purchase Agreement

     IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement to the others as an agreement under seal as of the date first above written.


            IMPAC GROUP, INC.



            By /s/ Signature Unintelligible
              ------------------------------
              Name:
              Title:


            HERITAGE FUND I, L.P.

            By: HF Partners I, L.P.,
                its general partner


            By /s/ Signature Unintelligible
              ------------------------------
              Name:
              Title:


            HERITAGE FUND II, L.P.

            By: HF Partners II, L.L.C.,
                its general partner


            By /s/ Signature Unintelligible
              ------------------------------
              Name:
              Title:


            AGI INVESTORS:

            /s/ Signature Unintelligible
            --------------------------------
            Richard Block

              Signature page 2 of 2 for Stock Purchase Agreement

                    Signature Unintelligible
                    --------------------------------
                    David Underwood

                    Signature Unintelligible
                    --------------------------------
                    Donald W. Kosterka, as Trustee of
                    the Donald Kosterka Trust dated 5/17/92



                    KLEARFOLD INVESTORS

                    Signature Unintelligible
                    --------------------------------
                    John McInerney

                                  Schedule 1
                                  -------- -

                                   Investors
                                   ---------

Investors                                   Number of Shares           Total Purchase Price                Jurisdiction
---------                           ------------------------           --------------------                ------------
                                    of Series A Common Stock
                                    ------------------------

Heritage Fund I, L.P.                              18,074.27                    $11,000,000               Massachusetts

Heritage Fund II, L.P.                             72,297.08                    $44,000,000               Massachusetts

Richard Block                                       4,929.35                    $ 3,000,000                 Connecticut

Donald W. Kosterka, as Trustee                        492.94                    $   300,000
 of the Donald Kosterka Trust
 dated 5/17/92

David Underwood                                       246.47                    $   150,000                    Illinois

John McInerney                                        205.39                    $   125,000                Pennsylvania
